                                                                      Exhibit 11


                BRUSH ENGINEERED MATERIALS INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                                                 SECOND QUARTER ENDED                   SIX MONTHS ENDED
                                                            ------------------------------        ------------------------------
                                                              JUN 29             JUN 30             JUN 29             JUN 30
                                                               2001               2000               2001               2000
                                                            -----------        -----------        -----------        -----------
Basic:
  Average shares outstanding                                 16,508,248         16,224,638         16,487,575         16,215,338
                                                            ===========        ===========        ===========        ===========

  Net income                                                $ 1,275,000        $ 3,898,000        $ 7,481,000        $ 6,147,000

  Per share amount                                          $      0.08        $      0.24        $      0.45        $      0.38
                                                            ===========        ===========        ===========        ===========



Diluted:
  Average shares outstanding                                 16,508,248         16,224,638         16,487,575         16,215,338

  Dilutive stock options based on the treasury stock
       method using average market price                        182,690            133,490            195,997            120,685
                                                            -----------        -----------        -----------        -----------

           Totals                                            16,690,938         16,358,128         16,683,572         16,336,023
                                                            ===========        ===========        ===========        ===========

  Net income                                                $ 1,275,000        $ 3,898,000        $ 7,481,000        $ 6,147,000

  Per share amount                                          $      0.08        $      0.24        $      0.45        $      0.38
                                                            ===========        ===========        ===========        ===========